[***] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND 17 C.F.R. SECTION 200.80(b)(4)

                                                                   EXHIBIT 10.11

                       PIPELINE CAPACITY LEASE AGREEMENT

     THIS Pipeline Capacity Lease Agreement (hereinafter referred to as the "Lease") is made and entered into this 12th day of April, 1999, by and between LaGloria Oil and Gas Company, a Delaware corporation, with a mailing address of 4747 Bellaire Boulevard, Bellaire, Texas 77401 (hereinafter referred to as "LaGloria"), and Scurlock Permian LLC, a Delaware limited liability company, with a mailing address of P.O. Box 4648, Houston, Texas 77210-4648 (hereinafter referred to as "SPLLC").

     WHEREAS, SPLLC owns a pipeline system for the transportation of crude oil beginning at the inlet weld connection to SPLLC's ten-inch, 300 pound scraper trap located at LaGloria's Nettleton Station in Gregg County, Texas, proceeding southwesterly a distance of approximately 34.62 miles to a point of termination at SPLLC's Bullard Junction in Tyler, Smith County, Texas (hereinafter referred to as the "Pipeline"). The point of termination is defined as the inlet flange of the downstream ten-inch, 300 pound gate valve at SPLLC's Bullard Junction. The location of the Pipeline is shown generally on Exhibit "A" attached hereto and made a part hereof;

     WHEREAS, LaGloria desires to lease the capacity of the Pipeline from SPLLC for transportation of crude oil.

     NOW, THEREFORE, LaGloria and SPLLC agree as follows:

1.   TERM

     a. As used in this Lease, the term "Lease Commencement Date" shall mean January 1, 2000; and the term "Lease Year" shall mean the period from January 1 to December 31.

     b. This Lease shall have an initial term of five (5) Lease Years commencing on the Lease Commencement Date (hereinafter referred to as the "Initial Term"), unless sooner terminated as provided in Section 3 below. This Lease may be renewed thereafter on a year-to-year basis by the mutual agreement of the parties.

2.   LEASE OF CAPACITY

     a. Upon and subject to the terms and conditions set forth in this Lease, SPLLC leases all the Pipeline capacity to LaGloria for delivery of crude oil from LaGloria's Nettleton Station to SPLLC Bullard Junction.

     b. Pipeline capacity for LaGloria and other shippers, if any, shall be scheduled and transported ratably on a month-to-month basis such that volumes actually scheduled for delivery out of the Pipeline in any month may vary.

     c. In addition to the Pipeline, SPLLC shall also provide LaGloria with the use of SPLLC's tankage at Munro Station (tank numbers 992 and 1016), with a shell capacity totaling 140,000 barrels. Nothing contained in this Lease obligates SPLLC to construct, or obtain, new or additional tankage to accommodate or increase the Pipeline capacity. The Pipeline capacity is currently 24,000 barrels of crude oil per day, however, this volume is subject to change and may be reduced due to

[***] CONFIDENTIAL TREATMENT REQUESTED
     regulatory, operational or other capacity changes during the Term of this Lease. SPLLC shall give LaGloria notice in writing in the event the Pipeline capacity is reduced.

d. LaGloria shall deliver crude oil to SPLLC at the inlet weld connection to SPLLC's ten-inch, 300 pound scraper trap at LaGloria's Nettleton Station at 480 pounds maximum delivery pressure.

e. LaGloria shall provide linefill inventories of crude oil to the Pipeline as SPLLC determines necessary to operate the Pipeline at its maximum efficiency, and a minimum of 12,000 barrels of crude oil for each tank at SPLLC's Munro Station. Upon termination of this Lease, the linefill inventories in the Pipeline and the inventories in the storage tanks at SPLLC's Munro Station, if any, shall be delivered to LaGloria, as soon as reasonable, provided that all costs and expenses for such delivery shall be solely borne by LaGloria.

f. LaGloria owns 1.9 miles of pipeline from SPLLC's Bullard Junction to LaGloria's Tyler refinery (hereinafter referred to as "Pipeline Two"). La Gloria shall confirm that Pipeline Two complies with the laws, rules and regulations of the local, state and federal agencies, having jurisdiction over this 1.9 miles of Pipeline Two. LaGloria grants SPLLC the right to the exclusive use and operation of Pipeline Two at no cost or expense in connection with the operation of the Pipeline under this Agreement.

g. From time to time and upon 48 hours notice, LaGloria may request SPLLC to deliver crude oil to SPLLC's Munro Station. If so requested by LaGloria, SPLLC can delivery crude oil from the Pipeline through SPLLC's three-inch, positive displacement meter, pumped through a separate SPLLC pipeline system to a tank at SPLLC's Nettleton Station, and then delivered to a three-inch, positive displacement meter for delivery into LaGloria's Nettleton Station. This volume of crude oil delivered at SPLLC's Munro Station, at LaGloria's request, will be transported to LaGloria's Nettleton Station at no additional cost above the Rent as stated in Section 4, below, however, this volume will not be applied to the minimum throughput volume specified in Section 3, below.


3.   MINIMUM THROUGHPUT VOLUME

     For the first two (2) years of the Initial Term (January 1, 2000 through December 31, 2001), LaGloria shall schedule and transport a minimum of 7,500,000 barrels of crude oil through the Pipeline excluding volumes delivered pursuant to Subsection 2.g., above. If this minimum volume of 7,500,000 barrels of crude oil, subject to the capacity limits of Subsection 2.c., above has not been transported by December 31, 2001, LaGloria shall pay SPLLC the difference between the transported volume and 7,500,000 multiplied by [***] per barrel, as discussed in Section 4 below, which shall be due and payable within thirty (30) days of receipt of SPLLC's statement. In the event of force majeure, as described in Section 15 herein, during the first two (2) years of the Initial Term, the time period to schedule and transport the minimum of 7,500,000 barrels shall be extended for the same period of time as the force majeure condition exists.

[***] CONFIDENTIAL TREATMENT REQUESTED

4.    RENT

      In consideration of SPLLC's lease of Pipeline capacity to LaGloria under this Lease, LaGloria shall pay Rent to SPLLC within fifteen (15) days of SPLLC's statement date for the volume of crude oil received at SPLLC's ten-inch, 300 pound scraper trap at LaGloria's Nettleton Station, as measured by LaGloria's positive displacement meter, in the previous month as follows:

      a. For the initial 21,500,000 barrels of crude oil, the Rent shall be calculated by multiplying the total volume of crude oil received, subject to the capacity limits of Subsection 2.c., above, by [***] per barrel of crude oil.

      b. For each barrel of crude oil in excess of 21,500,000 barrels, the Rent shall be calculated by multiplying the total volume of crude oil received, subject to the capacity limits of Subsection 2.c., above by [***] per barrel of crude oil.

      c. During the annual renewal(s), if any, LaGloria and SPLLC shall mutually agree upon the Rent.

      In addition to the Rent, LaGloria shall pay directly or reimburse SPLLC for the costs and expenses of Subsection 8.b., below.

5.    PERMISSIBLE CRUDE OIL

            LaGloria shall not put through the Pipeline any material which has been classified as, or would constitute in SPLLC's sole discretion, a hazardous waste, material or substance or damage the Pipeline or render it unfit for use. LaGloria warrants that the crude oil transported through the Pipeline shall be of merchantable quality and fit for normal refinery processing. Merchantable crude oil is defined as virgin crude oil produced from wells which are free of foreign contamination (whether injected or outside) and free of added chemicals containing (by way of illustration and not of limitation) halogenated organic compounds and/or oxygenated compounds, SPLLC may return any crude oil containing contaminants in which event LaGloria agrees to: accept the returned crude oil; reimburse SPLLC for any costs incurred; and be liable for all damages, but excluding consequential damages and loss of profits suffered by SPLLC. SPLLC reserves the right to refuse crude oil having a Reid vapor pressure of 10 psi or above. Without limiting the generality of the foregoing, LaGloria shall not put into or through the Pipeline and SPLLC shall not be obligated to accept or transport (1) any contaminated crude oil or (2) any material which does not conform.

6.    PIPELINE SYSTEM TARIFF

      a. SPLLC shall have the right to file from time to time, as necessary, for regulatory approval for tariffs and regulations that comport with the terms and conditions of this Lease, as reasonably practical, and comply with the federal and state regulations for the Pipeline and Pipeline Two, as hereinafter defined.

      b. In the event of a protest or complaint filed by any third party, including any local, state or federal agency, with respect to SPLLC's Pipeline tariff, if, as and/or when a tariff may be on file, SPLLC shall have the right to file such tariff in its absolute

[***] CONFIDENTIAL TREATMENT REQUESTED
            discretion and to refile a new tariff that comports to the terms and conditions of this Lease, as reasonably practical, and the then-current state or federal tariff regulations.

7.    USE OF PIPELINE/TARIFFS

      SPLLC'S ownership, management and supervision and LaGloria's use of the Pipeline shall be subject to, and SPLLC and LaGloria agree to and shall comply with, the terms and conditions of this Lease and all applicable federal, state and local laws, ordinances, rules, regulations, orders and judgments which are now or hereafter may be applicable to the ownership, use or occupancy of the Pipeline.

8.    OPERATION AND MAINTENANCE

      a. SPLLC shall operate the Pipeline providing supervision, labor and materials. It is understood that LaGloria it not involved in the management, supervision, method of operation or maintenance and repair of the Pipeline.

      b. The costs and expenses of electricity and tankage at LaGloria's Nettleton Station shall be solely borne by LaGloria. All costs of operation of Pipeline Two, including labor and materials for maintenance and repair of Pipeline Two, shall be for the account of LaGloria. LaGloria will be responsible for the performance, at its sole expense, of all routine maintenance of the 1.9 miles of Pipeline Two from the inlet flange of the downstream ten-Inch, 300 pound gate valve at SPLLC's Bullard Junction to LaGloria's Tyler refinery, such as, but not limited to, clearing right of way, excavation, construction, maintenance, repair, inspection, testing, patrolling, corrosion control and aerial patrol.

      c. Except as provided in Subsection 8.b., above, all costs of operation of the Pipeline, including labor and materials for maintenance and repair of the Pipeline, shall be for the account of SPLLC SPLLC will be responsible for the performance, at its sole expense, of all routine maintenance of the Pipeline such as, but not limited to, clearing right of way, excavating, construction, maintenance, repair, inspection, testing, patrolling, corrosion control and aerial patrol.

      d. SPLLC agrees to use its best efforts to schedule and/or perform any and all operations, maintenance and repair so as to avoid loss of use of the Pipeline capacity by LeGloria and shall give LaGloria reasonable notice of maintenance and repair work, except in the case of emergency, prior to its performance.

      e. LaGloria shall designate a valve connection on a crude oil storage tank at LaGloria's Tyler refinery, which will be locked open by SPLLC for use in a relief valve system. SPLLC shall design and, upon approval from LaGloria, which approval shall not be unreasonably denied, install a pressure relief system from a point upstream of LaGloria's positive displacement meter at the Tyler refinery to this dedicated valve. At the termination of this Lease, this relief valve system will be conveyed from SPLLC to LaGloria, at no cost to LaGloria.

      f. SPLLC agrees to comply with all governmental regulations applicable to the operation of the Pipeline, including, but not limited to, environmental and safety laws relating to the Pipeline, at SPLLC's sole expense.

[***] CONFIDENTIAL TREATMENT REQUESTED

9.    CRUDE OIL LOSSES AND GAINS

      a. For the purposes of this Lease, crude oil losses and gains shall be classified as "accountable losses" and "unaccountable losses and gains" "Unaccountable losses and gains" shall be those experienced in the operation of the Pipeline which cannot be attributed to a specific occurrence, "Accountable losses" shall include those resulting from specific occurrences, such as, but not limited to, acts of God, fire, earthquakes, floods, malicious mischief, insurrection, riots, strikes, war and any other similar cause and losses arising from line breaks and/or specific losses during transit in the Pipeline. This Section 9 shall not apply if the crude oil losses occur because of SPLLC's gross negligence or willful misconduct.

      b. "Unaccountable losses and gains" in the Pipeline during any calendar month shall be ratably charged to LaGloria or other shippers, if any, on the basis of the shipper's total deliveries out of the Pipeline through such shipper's respective owned or leased space during such calendar month, as compared to the total of all barrels delivered out of the Pipeline during such month.

      c. "Accountable losses" for any one event or a sequence of connected events in the Pipeline during any calendar month shall be SPLLC's responsibility. The measurement of any such loss can be calculated on an over and short calculation using LaGloria's Nettleton and Tyler positive displacement meters and the storage tank inventories, if any. If either SPLLC or LaGloria disputes the over and short calculation, the parties mutually agree to resolve the dispute through arbitration. If arbitration is requested, both parties shall designate one arbitrator and those two designated arbitrators shall select a third arbitrator. The decision of these three arbitrators on any over and short calculation shall be binding on the parties hereto.

10.   PIPELINE APPORTIONMENT

      In the event capacity in the Pipeline is restricted on account of maintenance, emergencies, force majeure, or legal or regulatory requirements, SPLLC shall: (1) forthwith advise LaGloria of such capacity restriction and the anticipated duration thereof; and (2) apportion among all shippers in proportion to the volumes nominated by each for such month, based on the capacity of the Pipeline.

11.   NOMINATIONS

      a. Either party shall have the right to require Pipeline nominations. If requested, LaGloria will be responsible for scheduling movements in its portion of the capacity of the Pipeline and will furnish SPLLC, on the twenty-fifth (25th) day of each month, or if such day is a holiday, then on the most immediate business day preceding such holiday, a monthly schedule indicating the Pipeline capacity scheduled for the upcoming month, and the expected volumes.

      b. LaGloria shall at all times be responsible for providing that share of the volume of crude oil required for linefill, tank bottoms, and working stock in the Pipeline equal to the ratio that its current deliveries bear to the total of all current deliveries out of

[***] CONFIDENTIAL TREATMENT REQUESTED
            the Pipeline. Only crude oil shall be shipped through the Pipeline and on a common stream basis with other crude oil of similar characteristics. SPLLC shall assume no risk of loss for crude oil or value thereof transported and/or commingled in or through the Pipeline.

12.   INDEMNIFICATION

      a. LAGLORIA AGREES TO AND SHALL INDEMNIFY SPLLC, ITS PARENT, SUBSIDIARIES, DIVISIONS, AFFILIATES, EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES, AND/OR CONSULTANTS FROM ANY LOSS, DAMAGE, INJURY, COST, EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEY FEES AND COURT COSTS) CLAIMS, DEMANDS, LIABILITY, OR CAUSES OF ACTION ARISING OUT OF, IN WHOLE OR IN PART: (1) A BREACH BY LAGLORIA, ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES, AND/OR CONSULTANTS OF ANY TERM, PROVISION OR WARRANTY CONTAINED IN THIS LEASE; (2) ANY ACT OR OMISSION OF LAGLORIA ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES, AND/OR CONSULTANTS IN THE PERFORMANCE OF THIS LEASE; OR (3) ANY VIOLATION BY LAGLORIA, ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES, AND/OR CONSULTANTS OF ANY LAWS, REGULATIONS OR ORDINANCES RELATED TO THIS LEASE.

      b. SPLLC AGREES TO AND SHALL INDEMNIFY, LAGLORIA, ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES, AND/OR CONSULTANTS, FOR ANY LOSS, DAMAGES, INJURY, COST, EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEY FEES AND COURT COSTS), CLAIMS, DEMANDS, LIABILITY, OR CAUSES OF ACTION ARISING OUT OF, IN WHOLE OR IN PART;
            (1) SPLLC'S BREACH OF ANY TERM, PROVISION OR WARRANTY CONTAINED IN THIS LEASE; (2) ANY ACT OR OMISSION OF SPLLC, ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES (AND/OR CONSULTANTS) IN THE PERFORMANCE OF THIS LEASE; OR (3) ANY VIOLATION BY SPLLC, ITS EMPLOYEES, CONTRACTORS, SUBCONTRACTORS, AGENTS, REPRESENTATIVES (AND/OR CONSULTANTS), OF ANY LAWS, REGULATIONS OR ORDINANCES RELATED TO THIS LEASE.

      c. LAGLORIA AND SPLLC, SHALL, IN THE EVENT OF LIABILITY ARISING OUT OF THEIR JOINT OR CONCURRENT ACTS OR OMISSION, BE LIABLE TO THE OTHER AND ANY DAMAGED THIRD PARTY IN PROPORTION TO THEIR RELATIVE DEGREE OR FAULT OR RESPONSIBILITY.

[***] CONFIDENTIAL TREATMENT REQUESTED

      d. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL DAMAGES.

13.   ASSIGNING, SUBLETTING, LIENS

      LaGloria shall not have the right to assign or sublease its rights under this Lease without the written consent of SPLLC, such consent shall not be unreasonably withheld, provided, however, that it is reasonable that SPLLC may consider the safety record, operations ability and financial condition of the proposed assignee. LaGloria shall not allow any lien or encumbrance to be placed on the Pipeline, or any part thereof, by operation of law or otherwise.

14.   NOTICES

      All notices required or permitted hereunder shall be in writing and sent by mail, postage prepaid, or by facsimile, and shall be effective when received by a party at the address set forth for that party below, or such other address hereafter specified by notice to the other party.

      For SPLLC:       Scurlock Permian LLC
                       P. O. Box 4648
                       Houston, Texas 77210-4648
                       Attn: Mr. J. B. Fryfogle, Senior Vice President Trading,
                             Scheduling and Lease Acquisition
                       Facsimile No. 713-646-4680

      For LaGloria:    LaGloria Oil and Gas Company
                       4747 Bellaire Boulevard
                       Bellaire, Texas 77401
                       Attn: Mr. J. E. Blakistone
                       Facsimile No. 713-660-4550

15.   FORCE MAJEURE

      a. Effect of Force Majeure. In the event that either SPLLC or LaGloria is rendered unable, by reason of an event of force majeure, as defined herein, to perform, wholly or in part, any obligation or commitment set forth in this Lease, then upon such party's giving notice and full particulars of such event as soon as practicable after the occurrence thereof, the obligations of both parties, to the extent they are affected by such event of force majeure, except for unpaid financial obligations arising prior to such event of force majeure, shall be suspended to the extent and for the period of such force majeure condition.

      b. Nature of Force Majeure. The term "force majeure" as employed in this Lease shall mean acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, arrests and restraint from rulers of people, interruptions by government or court orders, present and future valid orders, decisions or rulings of any government or regulatory entity having proper jurisdiction, acts of the public enemy,

[***] CONFIDENTIAL TREATMENT REQUESTED
            wars, riots, blockades, insurrections, inability to secure labor or inability to secure materials, including inability to secure materials by reason of allocation promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storms, floods, washouts, inclement weather which necessitates extraordinary measures and expense to construct facilities and/or maintain operations, explosions, breakage or accident to machinery or lines of pipe, inability to obtain or delay in obtaining easements or rights-of-way, the making of repairs or alterations to pipelines or facilities, or any other cause, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming force majeure. The term "force majeure" as employed in this Lease shall not include LaGloria idling, suspending operation, shutting down or otherwise ceasing operations, whether temporary or permanent, of their refinery in Tyler, Smith County, Texas.

      c. Resumption of Normal Performance. Should there be an event of force majeure affecting performance hereunder, the parties shall cooperate, other than financially, to take all reasonable steps to remedy such event with all reasonable dispatch to insure resumption of normal performance.

      d. Termination. In the event that, by reason of force majeure, the Pipeline, or any substantial portion thereof, is shut down or unable to operate for any continuous period of sixty (60) days or in the event either party, by reason of force majeure, is unable to resume its obligations described in this Lease for any continuous period of sixty (60) days such that it materially affects the ongoing economic operation of the Pipeline in this Lease, then either party on thirty
            (30) days written notice to the other party may elect to terminate this Lease, unless within such thirty (30) days notice period such event of force majeure is relieved. Any such termination shall be without liability of either party to the other. The term of this Lease shall not be extended for any period of shutdown or inability to operate attributable to any event of force majeure.

16.   EVENTS OF DEFAULT

      If one or more of the following events (hereinafter referred to as "Events of Default") shall occur:

      a. LaGloria shall fail to pay monthly rent when due and nonpayment continues for thirty (30) days after the same becomes due and payable; or

      b. SPLLC or LaGloria shall fail to perform or comply with any of the terms or conditions of this Lease, other than those referred to in the foregoing Subsection 16.a., above and such failure shall continue for sixty (60) days after written notice of such failure is received by the non-performing party;

then, in any such event, SPLLC (and LaGloria in the case of non-performance by SPLLC in accordance with Subsection 16.b., above) and any time thereafter may give a written termination notice to the other party specifying a date, which shall be at least ten (10) days after the giving of such notice, on which this Lease shall terminate, and on such date the term of this Lease shall expire and terminate and all rights of LaGloria under this Lease shall cease, except as set forth elsewhere in this Lease. The exercise of such right to terminate this Lease upon the occurrence of any of the

[***] CONFIDENTIAL TREATMENT REQUESTED
foregoing Events of Default shall not operate to deprive either party of any other action, right or premedy against the other party at law or equity or by statute or otherwise.

17.   MISCELLANEOUS

      a. This Lease embodies the entire agreement between the SPLLC and LaGloria and it may not be modified or terminated except as provided herein or by other written agreement between the parties and executed by authorized officers.

      b. The headings of the sections herein arc for convenience and shall not be used in construing the meaning of any provision of this Lease.

      c. Failure of either party to insist on strict performance of the terms, agreements and conditions herein contained, or any of them, or to exercise any right, power or remedy consequent upon a breach thereof, shall not constitute or be construed as a waiver or relinquishment of such party's right to enforce any such term, agreement or condition, but the same shall continue in full force and effect. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other existing or subsequent breach.

      d. Each right, power and remedy provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise or beginning of the exercise of any one or more of the rights,powers or remedies provide for in this Lease or now or hereafter existing at law, equity, by statute or otherwise shall not preclude the simultaneous or later exercise of any or all such other rights, powers or remedies.

      e. This Lease shall be governed by and construed in accordance with, and the rights and liabilities of the parties under this Lease shall be determined in accordance with, the laws of the State of Texas. In the event of any legal action between the parties in respect of this Lease, the parties hereby acknowledge and agree to attorn to the jurisdiction of the courts of Texas, with venue in Harris County, Texas, having jurisdiction over such matters, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

      f. This Lease wholly replaces and supersedes any and all previous agreements, whether written or oral, between SPLLC and LaGloria with respect to or pertaining to the subject matter hereof.

      g. If any provisions or part of this Lease is hold or deemed to be invalid, illegal or void, then, in such event, the remainder of this Lease Shall still be in full force and effect as if such invalid, illegal or void provision has been deleted from or never included in the Lease

      h. This Lease may be executed by the parties in duplicate originals but not in counterpart.

[***] CONFIDENTIAL TREATMENT REQUESTED

      IN WITNESS WHEREOF, SPLLC and LaGloria have caused this Pipeline Capacity Lease Agreement to be executed as of the day and year first hereinabove written.

ATTEST:                                      Scurlock Permian LLC

/s/ Lisa Beene                               By: /s/ Gerald E. Wassum
                                                 -----------------------------

                                             Name: Gerald E. Wassum

                                             Title: President

ATTEST:                                      LaGloria Oil & Gas Company

/s/ Karen A. Jones                           By: /s/ Randall M. Trembly
                                                 -----------------------------

                                             Name: Randall M. Trembly

                                             Title: Executive Vice President


[***] CONFIDENTIAL TREATMENT REQUESTED